Exhibit 10.5
LEGACY HEALTHCARE PROPERTIES TRUST INC.
Form of Stock Award Agreement
     THIS STOCK AWARD AGREEMENT (the “Agreement”), dated as of the ___day of ___, 2010, governs the Stock Award granted by LEGACY HEALTHCARE PROPERTIES TRUST INC., a Maryland corporation (the “Company”), to ___(the “Participant”), in accordance with and subject to the provisions of the Legacy Healthcare Properties Trust Inc. 2010 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.
     1. Grant of Stock Award. In accordance with the Plan, and effective as of ___ ___, 2010 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Stock Award of ___shares of Common Stock (the “Stock Award”).
     2. Vesting. The Participant’s interest in the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable in accordance with paragraphs (a), (b) and (c) below.
          (a) Continued Service on Board. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award shall become vested and nonforfeitable on the first anniversary of the Date of Grant if the Participant serves continuously as a member of the Board from the Date of Grant until the first anniversary of the Date of Grant.
          (b) Change in Control. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant serves continuously as a member of the Board from the Date of Grant until the Control Change Date.
          (c) Death. The Participant’s interest in all of the shares of Common Stock covered by the Stock Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s service as a member of the Board ends on account of the Participant’s death if the Participant serves continuously as a member of the Board from the Date of Grant until the date of the Participant’s death.
Except as provided in this Section 2, any shares of Common Stock covered by the Stock Award that are not vested and nonforfeitable on or before the date that the Participant’s service on the Board ends shall be forfeited on the date that such service terminates.
     3. Transferability. Shares of Common Stock covered by the Stock Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Shares of Common Stock covered by the Stock Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

     4. Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the shares of Common Stock covered by the Stock Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of the certificates representing the shares of Common Stock covered by the Stock Award until the date that the shares become vested and nonforfeitable and the Participant hereby appoints the Company’s Chief Executive Officer and the Company’s Secretary as the Participant’s attorneys in fact, with full power of substitution, with the power to transfer to the Company and cancel any shares of Common Stock covered by the Stock Award that are forfeited under Section 2.
     5. No Right to Continued Service. The grant of the Stock Award does not give the Participant any rights with respect to continued service on the Board.
     6. Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.
     7. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.
     8. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.
     9. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the Company and any successors of the Company.
[signature page follows]

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

LEGACY HEALTHCARE PROPERTIES TRUST INC.	[NAME OF PARTICIPANT]

By:

Title: